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                                                                   Exhibit 3.4

                             TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT ("Termination Agreement"), entered into on this __ day of June 1997, by and between Poland Communications, Inc., a New York corporation (the "Company"); Polish Investments Holding L.P., a limited partnership organized under the laws of Delaware ("PIHLP"); ECO Holdings III Limited Partnership, a limited partnership organized under the laws of Delaware ("ECO"); Roger M. Freedman, an individual resident of the State of Connecticut ("RMF"); Steele, LLC, a Connecticut limited liability company ("Steele"); the AESOP Fund, L.P., a Delaware limited partnership ("AESOP"); The Cheryl Ann Chase Marital Trust, a trust organized under the laws of Connecticut ("CACMT"). PIHLP, ECO, RMF, Steele, AESOP and CACMT shall hereinafter be referred to as the Shareholders.

        WHEREAS, the Shareholders have agreed that it would be in their respective best interests to terminate that certain Shareholders' Agreement dated March 29, 1996, as amended ("Shareholders' Amendment") by and between the Shareholder and the Company;

        WHEREAS, Section 15(i) of the Shareholders' Agreement provides that shareholders holding not less than 65% of all of the total Voting Power (as defined therein) may agree to terminate the Shareholders' Agreement; and

        WHEREAS, the Shareholders collectively hold 100% of the Voting Power;

        NOW THEREFORE, in consideration of the mutual agreements set forth below and other valuable consideration, the Shareholders, intending to be bound legally, hereby agree as follows:

                1. The Shareholders' Agreement, without any further legal action on behalf of or by the Shareholders, is hereby terminated and ceases to have any legal effect as of the date first written above.

        IN WITNESS WHEREOF, the Shareholders have caused this Termination Agreement to be duly executed by their authorized representatives as of the date first written above.

                        POLISH INVESTMENTS HOLDING L.P.,
                        a Delaware limited partnership

                        By: CHASE POLISH ENTERPRISES, INC.,
                        a Delaware corporation

                        MANAGING GENERAL PARTNER

                        By: _______________________________
                        Name:
                        Title:



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                        ECO HOLDINGS III LIMITED PARTNERSHIP,
                        a Delaware limited partnership

                        By: Advent ECO III L.L.C., general partner

                        By:             Global Private Equity II Limited
                                        Partnership, member

                        By:             Advent International Limited
                                        Partnership, general partner

                        By:             Advent International Corporation,
                                        general partner

                        By:             ________________________________
                        Name:
                        Title:


                        _________________________________
                        Roger M. Freedman


                        STEELE LLC, a Connecticut limited liability company

                        By: _____________________________
                        Name: Richard B. Steele
                        Title:


                        THE CHERYL ANNE CHASE MARITAL
                        TRUST, a Connecticut trust

                        By: _____________________________
                        Name:
                        Title:

                        By: _____________________________
                        Name:
                        Title:


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                        THE AESOP FUND, L.P., a Delaware limited partnership
                        By: _________________________________
                           a_________________________________

                           MANAGING GENERAL PARTNER


                        By: _________________________________
                        Name:
                        Title:




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